                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                          ----------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                                SEPTEMBER 6, 2001

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                        COMMISSION FILE NUMBER: 0-4829-03

                                      NABI
             (Exact name of registrant as specified in its charter)


            Delaware                                      59-1212264
 -------------------------------             -----------------------------------
 (State or other jurisdiction of             I.R.S. Employer Identification No.)
  incorporation or organization)


           5800 Park of Commerce Boulevard N.W., Boca Raton, FL 33487 (Address of principal executive offices, including zip code)


                                 (561) 989-5800
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On September 6, 2001, we sold the operating assets of a majority of our antibody collection business and our testing laboratory (collectively the "Transferred Antibody Collection Business") to CSL Limited ("CSL") for $152 million in cash, subject to closing adjustments (as of September 6, 2001, these closing adjustments resulted in the receipt of an additional $1 million in cash by us). The assets sold were certain real estate, leasehold interests, fixtures, furniture, tools, machinery and equipment, other fixed assets, plasma inventories and related supplies, contracts, agreements, arrangements and/or commitments, licenses and permits, business and financial records, intellectual property and goodwill related to the operation of 47 of our current 56 antibody collection centers and our testing laboratory. The purchase price we received was the result of arm's-length bargaining between CSL and us. There is no material relationship between CSL and us or, to our knowledge, between CSL and any of our affiliates, any of our Directors or officers or any associate of any such Director or officer.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(b)      Pro Forma Financial Information

         Condensed Consolidated Pro Forma Financial Information Introduction.....................3
         Condensed Consolidated Pro Forma Balance Sheet, June 30, 2001 (Unaudited)...............4
         Condensed Consolidated Pro Forma Income Statement for the
                  Six Months Ended June 30, 2001 (Unaudited).....................................5
         Condensed Consolidated Pro Forma Income Statement for the
                  Year Ended December 30, 2000 (Unaudited).......................................6
         Notes to Condensed Consolidated Pro Forma Financial Statements (Unaudited)..............7

(c)      Exhibits

         Exhibit No.       Description
         -----------       -----------

         2.1 Agreement for Purchase and Sale of Assets by and between Nabi and CSL Limited. We have requested confidential treatment of the redacted portions of this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and have separately filed a complete copy of this exhibit with the Securities and Exchange Commission.

         2.2 First Amendment to Agreement for Purchase and Sale of Assets

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Nabi (Registrant)

Date: September 21, 2001               By: /s/ Mark L. Smith
                                           -------------------------------------
                                           Mark L. Smith
                                           Senior Vice President, Finance and
                                           Chief Financial Officer

ITEM 7(b) CONDENSED CONSOLIDATED PRO FORMA FINANCIAL INFORMATION INTRODUCTION

On September 6, 2001, we completed the sale of the operating assets of 47 of our antibody collection centers and the majority of our testing laboratory (collectively the "Transferred Antibody Collection Business") to CSL Limited ("CSL"). Total cash proceeds from the sale were $153 million, after closing adjustments as of the time of sale pursuant to the Asset Purchase Agreement, dated June 25, 2001, as amended. Further closing adjustments will be made as provided for in the agreement.

We applied $18 million of the proceeds to pay back all of our short-term debt as of the closing date which comprised a revolving credit facility and a term loan. The remaining proceeds will be used for working capital and other corporate purposes, and may be used to position us to accelerate the development of our research and development pipeline and to acquire or in-license additional biopharmaceutical products.

For purposes of this document, the unaudited condensed consolidated pro forma balance sheet of Nabi set forth below is used to show the effects of the sale of the Transferred Antibody Collection Business as if it occurred on June 30, 2001 based on certain estimates and assumptions. The unaudited condensed consolidated pro forma balance sheet includes pro forma adjustments to give effect to the disposition of assets and the use of proceeds as though they had occurred as of June 30, 2001. We used June 30, 2001 because it marks the end of the latest fiscal period for which financial information is publicly available.

The accompanying unaudited condensed consolidated pro forma income statements for the six months ended June 30, 2001 and the year ended December 30, 2000 assume that the assets were disposed of as of January 1, 2000 and eliminates the estimated historical results of operations of the Transferred Antibody Collection Business from the historical results of operations of Nabi for the six months ended June 30, 2001 and the year ended December 30, 2000, and the interest expense related to the short-term debt that was repaid with the proceeds.

The accompanying pro forma information should be read in conjunction with our annual report on Form 10-K for the fiscal year ended December 30, 2000, the quarterly report on Form 10-Q for the period ended June 30, 2001 and the current report on Form 8-K filed on July 10, 2001. The pro forma information is not necessarily indicative of the results that would actually have occurred had this transaction been consummated on the dates or for the periods indicated or that may occur in the future. For example, lower antibody product margins in 2000 reflect higher costs of production including higher donor fees and increased cost of regulatory compliance as discussed in our 2000 Form 10-K. Further, had the transaction occurred on January 1, 1999, the Pro Forma Sales less Costs of Products Sold would have been $12 million for the year ended December 31, 1999 as compared to Pro Forma Sales less Pro Forma Costs of Products Sold of ($4) million for the year ended December 30, 2000.

                                      Nabi
                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                        (unaudited, amounts in thousands)



                                                                                         Adjustments
                                                                  June 30,               Arising From
                                                                    2001                 Transaction             Pro Forma
                                                                  ---------              -------------           ---------
Cash                                                                $ 1,954               $ 152,997 (A)
                                                                                            (24,478)(B)          $ 130,473
Trade accounts receivable, net                                       34,435                      --                 34,435
Inventories, net                                                     30,261                 (14,272)(C)             15,989
Prepaid expenses and other current assets                             3,312                   2,824 (D)              6,136
Property and equipment, net                                         124,243                 (17,579)(E)            106,664
Other assets, net                                                    25,576                 (14,911)(F)             10,665
                                                                  ---------                --------              ---------
Total assets                                                      $ 219,781                $ 84,581              $ 304,362
                                                                  =========                ========              =========

Trade accounts payable and accrued expenses                        $ 36,226                $ 13,679 (G)           $ 49,905
Notes payable                                                       102,978                 (24,478)(B)             78,500
Other liabilities                                                       241                      --                    241
Stockholders' equity                                                 80,336                  95,380 (H)            175,716
                                                                  ---------                --------              ---------
Total liabilities and stockholders' equity                        $ 219,781                $ 84,581              $ 304,362
                                                                  =========                ========              =========


                                      Nabi
                CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
            (unaudited, amounts in thousands, except per share data)



                                                                  For the Six Months Ended June 30, 2001
                                                          ----------------------------------------------------
                                                                            Adjustments
                                                          Historical        Arising from
                                                         as Reported         Transaction             Pro Forma
                                                         -----------        ------------             ---------
Sales                                                     $ 125,466           $  64,373 (1)          $  61,093

Costs and expenses:
     Costs of products sold                                  88,941              62,190 (2)             26,751
     Royalty expense                                          5,477                  --                  5,477
     Selling, general and administrative expense             20,015               3,135 (2)             16,880
     Research and development expense                         6,878                  --                  6,878
     Other operating expense                                    887                 716 (2)                171
                                                          ---------           ---------              ---------

Operating income                                              3,268              (1,668)                 4,936

Interest income                                                  13                  --                     13
Interest expense                                               (944)               (944)(4)                 --
Other expense, net                                              (22)                 --                    (22)
                                                          ---------           ---------              ---------

Income before provision for income taxes                      2,315              (2,612)                 4,927

Provision for income taxes                                     (115)              1,609 (5)             (1,724)
                                                          ---------           ---------              ---------

Income from continuing operations                         $   2,200           $  (1,003)             $   3,203
                                                          =========           =========              =========


Basic earnings per share                                  $    0.06                                  $    0.08
                                                          =========                                  =========


Diluted earnings per share                                $    0.06                                  $    0.08
                                                          =========                                  =========


Basic weighted average shares outstanding                    37,889                                     37,889
                                                          =========                                  =========

Diluted weighted average shares outstanding                  38,933                                     38,933
                                                          =========                                  =========


                                      Nabi
                CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
            (unaudited, amounts in thousands, except per share data)


                                                                  For the Year Ended December 30, 2000
                                                          ----------------------------------------------------
                                                                            Adjustments
                                                          Historical        Arising from
                                                          as Reported        Transaction             Pro Forma
                                                          -----------       ------------             ---------
Sales                                                     $ 228,783           $ 117,957 (1)          $ 110,826

Costs and expenses:
     Costs of products sold                                 160,766             124,394 (2)             36,372
     Royalty expense                                         11,175                  --                 11,175
     Selling, general and administrative expense             37,168               6,551 (2)             30,617
     Research and development expense                        14,266                  --                 14,266
     Other operating expense                                  1,827               1,421 (2)                406
     Non-recurring credit                                    (3,875)               (863)(3)             (3,012)
                                                          ---------           ---------              ---------

Operating income                                              7,456             (13,546)                21,002

Interest income                                                  33                  --                     33
Interest expense                                             (3,581)             (3,330)(4)               (251)
Other income, net                                               198                  --                    198
                                                          ---------           ---------              ---------

Income before provision for income taxes                      4,106             (16,876)                20,982

Provision for income taxes                                      (87)              7,257 (5)             (7,344)
                                                          ---------           ---------              ---------

Income from continuing operations                         $   4,019           $  (9,619)             $  13,638
                                                          =========           =========              =========


Basic earnings per share                                  $    0.11                                  $    0.37
                                                          =========                                  =========


Diluted earnings per share                                $    0.11                                  $    0.36
                                                          =========                                  =========


Basic weighted average shares outstanding                    36,604                                     36,604
                                                          =========                                  =========

Diluted weighted average shares outstanding                  37,739                                     37,739
                                                          =========                                  =========



NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS: The following adjustments have been made to the condensed consolidated pro forma balance sheet of Nabi at June 30, 2001 and to the condensed consolidated pro forma income statements for the six months ended June 30, 2001 and the year ended December 30, 2000:

A.   Reflects total proceeds of $153 million received by Nabi from CSL.

B. Reflects repayment of short-term debt that comprised a revolving credit facility and a term loan. For the purposes of this unaudited pro forma condensed consolidated balance sheet, it has been assumed that all short-term debt is repaid on June 30, 2001. At June 30, 2001, short-term debt was $24,478 compared to $17,608 as of September 6, 2001, the date of completing the transaction.

C. Reflects the values of plasma inventory sold associated with the transaction.

D. Relates to estimated amounts receivable for reimbursement of transferred assets including inventory.

E.   Reflects the carrying value of fixed assets sold.

F. Reflects the disposition of goodwill and other intangibles related to the antibody collection centers.

G.   Relates to accrued transaction costs and an estimated tax liability

H. Reflects estimated gain resulting from the sale of the Transferred Antibody Collection Business and other assets and liabilities incurred or relieved as a result of the sale. The net estimated gain on sale as of June 30, 2001 is recorded as an increase to stockholder's equity. The final pre-tax gain amount will be determined based on the excess of proceeds received over the actual carrying value of the Transferred Antibody Collection Business's net assets as of September 6, 2001 less direct costs associated with the sale.

The following represents a summary of the components of the estimated gain on sale as of September 6, 2001:


         (amounts in thousands)
          Initial proceeds from sale                                                               $152,997
             Net investment in sold operations                                                      (42,845)
             Transaction costs                                                                       (5,937)
                                                                                                   ---------
          Estimated gain before tax                                                                 104,215
             Provision for taxes                                                                     (8,835)
                                                                                                   ---------
          Net estimated gain before purchase price adjustments                                     $ 95,380
                                                                                                   =========


1. Reflects sales associated with the Transferred Antibody Collection Business sold to CSL.

2. Reflects costs of products sold, amortization and freight associated with the Transferred Antibody Collection Business and general and administrative expense related to personnel transferred to CSL.

3. Reflects a non-recurring credit related to the Transferred Antibody Collection Business sold to CSL.

4. To adjust interest expense for the six months ended June 30, 2001 and for the year ended December 30, 2000 to reflect the repayment of the short-term debt.

5.   Estimated income tax provision at our statutory rate of 35%.